UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Realty Income Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 22, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Realty Income Corporation to be held at 9:00 a.m., local time, on May 10, 2005 at the California Center for the Arts Escondido, 340 North Escondido Boulevard, Escondido, California 92025.

At the Annual Meeting, you will be asked to consider and vote upon:

(1)  An amendment to our charter to increase the total number of shares of common stock that we have the authority to issue from 100 million shares to 200 million shares;

(2)  An amendment to our charter to declassify our Board of Directors;

(3)  If Proposal 2 is approved, the election of seven directors, to serve until the 2006 annual meeting of stockholders and until their respective successors are duly elected and qualify.  If Proposal 2 is not approved, you will be asked to consider and vote upon the election of two directors, Donald R. Cameron and Willard H. Smith, Jr., to serve until the 2008 Annual Meeting and until their respective successors are duly elected and qualify; and

(4)  The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These proposals are more fully described in the accompanying Proxy Statement.  We urge you to carefully review the Proxy Statement.

Our Board of Directors recommends a VOTE FOR the amendment to our charter to increase the number of authorized shares of common stock from 100 million to 200 million; the amendment to our charter to declassify our Board of Directors; the election of the seven director nominees to serve until the next annual meeting and until their successors are duly elected and qualify, if the proposal to declassify the Board of Directors is approved; and the election of Messrs. Cameron and Smith to serve until the 2008 Annual meeting and until their respective successors are duly elected and qualify, if the proposal to declassify the Board of Directors is not approved.

YOUR VOTE IS IMPORTANT TO US, WHETHER YOU OWN FEW OR MANY SHARES!  Please complete, date and sign the enclosed proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting.  If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

Sincerely,

/s/ THOMAS A. LEWIS

THOMAS A. LEWIS
Vice Chairman of the Board,
Chief Executive Officer

REALTY INCOME CORPORATION

220 West Crest Street

Escondido, California  92025-1707

NOTICE OF ANNUAL MEETING TO BE HELD ON

May 10, 2005

TO THE STOCKHOLDERS OF REALTY INCOME CORPORATION:

Notice is hereby given that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Realty Income Corporation, a Maryland corporation (the “Company” or “Realty Income”), will be held at 9:00 a.m., local time, on May 10, 2005 at the California Center for the Arts Escondido, 340 North Escondido Boulevard, Escondido, California 92025, to consider and vote upon:

(1)       An amendment to our charter to increase the total number of shares of common stock that we have authority to issue from 100 million shares to 200 million shares;

(2)       An amendment to our charter to declassify our Board of Directors;

(3)       If Proposal 2 is approved, the election of seven directors, to serve until the 2006 annual meeting of stockholders and until their respective successors are duly elected and qualify.  If Proposal 2 is not approved, you will be asked to consider and vote upon the election of two directors, Donald R. Cameron and Willard H. Smith, Jr., to serve until the 2008 Annual Meeting and until their respective successors are duly elected and qualify; and

(4)       The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Items 1 through 3 above are more fully described in the accompanying Proxy Statement, which forms a part of this Notice.

Management will report on the current activities of Realty Income and comment on its future plans.  A discussion period is planned so that stockholders will have an opportunity to ask questions and make appropriate comments.

The Board of Directors has fixed the close of business on March 4, 2005 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.  Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.  A list of stockholders will be available for inspection at the offices of the Company at 220 West Crest Street, Escondido, California, 92025 at least ten days prior to the Annual Meeting.

If you plan to be present, please notify the undersigned so that identification can be prepared for you.  Whether or not you plan to attend the Annual Meeting, please execute, date and promptly return the enclosed proxy.  A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.  If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person.  Thank you for your interest and consideration.

Sincerely,
/s/ MICHAEL R. PFEIFFER
MICHAEL R. PFEIFFER
March 22, 2005	Executive Vice President, General Counsel and Secretary

YOUR VOTE IS IMPORTANT

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED

PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE

REALTY INCOME CORPORATION

220 West Crest Street

Escondido, California  92025-1707

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

May 10, 2005

This Proxy Statement is furnished to the stockholders of Realty Income Corporation, a Maryland corporation (“Realty Income,” the “Company,” “we” or “our”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 10, 2005, at 9:00 a.m., local time, at the California Center for the Arts Escondido, 340 North Escondido Boulevard, Escondido, California 92025, and at any adjournment or postponement thereof. The approximate date on which this proxy statement and form of proxy solicited on behalf of the Board of Directors will first be sent to our Company’s stockholders is on or about April 4, 2005.

At the Annual Meeting, holders of record of shares of our Common Stock will consider and vote upon:

(1)     An amendment to our charter to increase the total number of shares of common stock which we have authority to issue from 100 million shares to 200 million shares;

(2)     An amendment to our charter to declassify our Board of Directors;

(3)     If Proposal 2 is approved, the election of seven directors, to serve until the 2006 annual meeting of stockholders and until their respective successors are duly elected and qualify.  If Proposal 2 is not approved, you will be asked to consider and vote upon the election of two directors, Donald R. Cameron and Willard H. Smith, Jr., to serve until the 2008 Annual Meeting and until their respective successors are duly elected and qualify; and

(4)     The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The Board of Directors recommends a VOTE FOR the amendment to our charter to increase the number of authorized shares of common stock from 100 million to 200 million.  See “Proposal 1, Amendment to the Charter to Increase the Number Authorized of Shares of Common Stock to 200,000,000.”

The Board of Directors recommends a VOTE FOR the amendment to our charter to declassify our Board of Directors.  See “Proposal 2, Amendment to Charter to Declassify the Board of Directors.”

The Board of Directors recommends a VOTE FOR the election of the seven director nominees to serve until the 2006 annual meeting and until their successors are duly elected and qualify, if Proposal 2 is approved, or if Proposal 2 is not approved, the election of Messrs. Cameron and Smith to serve until the 2008 Annual meeting and until their respective successors are duly elected and qualify.  See “Proposal 3, Election of Directors.”

At the close of business on March 4, 2005, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, we had 79,582,705 shares of common stock, par value $1.00 per share, outstanding.  Each share of our common stock is entitled to one vote on each matter properly brought before the meeting.

Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are exercised) will be voted at the Annual Meeting FOR the election of each nominee (either seven or two nominees, as the case may be) to the Board of Directors named in this Proxy Statement.  With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of stockholders, unless contrary instructions are received, proxies received by the Board of Directors will be voted in the discretion of the designated proxy holders.  A stockholder may revoke his or her proxy at any time before exercise by delivering to our Secretary a written notice of revocation, by filing with our Secretary a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.  Attendance at the Annual Meeting will not by itself be sufficient to revoke a proxy.

The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum.  The election inspector will treat shares represented by properly signed and returned proxies marked ABSTAIN or WITHHOLD AUTHORITY as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

The affirmative vote of a majority of all of the votes entitled to be cast by the stockholders on Proposal 1, “Amendment of the Charter to Increase the Number of Authorized Shares of Common Stock to 200,000,000” is necessary for approval of the proposed amendment to the charter increasing the number of authorized shares of common stock to 200 million shares.  For purposes of the vote on the proposed amendment to the charter increasing the number of authorized shares, the effect of an abstention will be the same as a vote against the proposal.  The proposed amendment to the charter increasing the number of authorized shares is a matter on which a broker or other nominee is empowered to vote.

The affirmative vote of a majority of all of the votes entitled to be cast by the stockholders on Proposal 2, “Amendment to Charter to Declassify the Board of Directors” is necessary for approval of the proposed amendment to the charter to declassify the Board.  For purposes of the vote on the proposed amendment to the charter to declassify the Board, the effect of an abstention will be the same as a vote against the proposal.  The proposed amendment to the charter to declassify the Board is a matter on which a broker or other nominee is empowered to vote.

The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director pursuant to Proposal 3, “Election of Directors”. Thus, if Proposal 2 is approved, the seven nominees receiving the highest number of votes will be elected and, if Proposal 2 is not approved, the two nominees receiving the highest number of votes will be elected.  For the purposes of the election of directors, abstentions will have no effect on the outcome of the vote. The election of directors is a matter on which a broker or other nominee is empowered to vote.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent convening or resumption, respectively, of the Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the Annual Meeting as originally convened (except for any proxies that have theretofore effectively been revoked or withdrawn).

We will bear the cost of soliciting proxies from our stockholders.  In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies by telephone, telegram, internet or otherwise.  These directors, officers and employees of the Company will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation.  Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of our common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

Our common stock is traded on the New York Stock Exchange, Inc. (“NYSE”) under the ticker symbol “O.”  On March 4, 2005, the last reported sale price for our common stock on the NYSE was $24.57 per share.

No person is authorized to make any representation with respect to the matters described in this Proxy Statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by us or any other person.

The date of this Proxy Statement is March 22, 2005.

PROPOSAL 1

AMENDMENT OF THE CHARTER TO INCREASE THE NUMBER OF AUTHORIZED

SHARES OF COMMON STOCK TO 200,000,000

On February 15, 2005, the Board of Directors approved and declared advisable an amendment to the Company’s Charter that increases the number of authorized shares of the Company’s common stock from 100,000,000 shares to 200,000,000 shares. The proposed amendment is subject to approval by the Company’s stockholders. As of March 4, 2005, 79,582,705 shares of the Company’s common stock were outstanding and 171,896 shares of the Company’s common stock were reserved for issuance under equity incentive plans, after giving effect to the 2-for-1 stock split (effected by means of a stock dividend) effective as of the close of business on December 31, 2004.

The additional common stock to be authorized by the proposed amendment would have rights identical to the currently outstanding common stock of the Company. If the amendment is adopted, it will become effective upon the filing of the Articles of Amendment to the Company’s Charter with the State Department of Assessments and Taxation of Maryland.

The Company’s Board believes that it is advisable and in the best interests of the Company and its stockholders to amend the Charter in order to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the future needs of the Company.  The Company completed a 2-for-1 stock split (in the form of a stock dividend of one share of common stock for each share of common stock outstanding on the record date for the stock dividend) effective as of the close of business on December 31, 2004.  The stock split caused the Company to double its outstanding shares, and thereby utilize a large portion of the remaining authorized shares.  The additional shares will be available for issuance from time to time by the Company in the discretion of the Board, subject to stockholder approval as may be required under applicable law or stock exchange regulations. The Company filed an S-3 registration statement with the Securities and Exchange Commission on February 24, 2004 and anticipates that it may potentially issue additional shares of common stock for capital raising purposes.

This will enable the Board to respond promptly to potential business opportunities and to pursue important objectives designed to enhance stockholder value. Additional authorized shares will provide the Company with greater flexibility to use its capital stock for various business purposes including, without limitation, expanding the Company’s business through the acquisition of other businesses, raising capital, providing equity incentives to employees, officers and directors, establishing strategic relationships with other companies and issuing stock dividends. The Company currently does not have specific arrangements or plans that would involve the issuance of the proposed additional authorized shares; however, the Company continues, in accordance with its strategic plan, to evaluate growth opportunities on an ongoing basis that might require issuance of additional shares of common stock. In many such situations, prompt action may be required which would not permit seeking stockholder approval to authorize additional shares for a specific transaction on a timely basis. The Board of Directors believes that it is important to have the flexibility to act promptly in the best interests of stockholders.

The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the Board in proposing the amendment. For instance, the Company’s authorized but unissued common stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. As of the date of this proxy statement, the Board is not aware of any attempt or plan to obtain control of the Company. The full text of the amendment to Section 6.1 of Article VI of the Charter is set forth in Appendix A attached hereto.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” APPROVAL OF PROPOSAL 1, TO AMEND THE COMPANY’S CHARTER TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 100,000,000 TO 200,000,000 SHARES.

PROPOSAL 2

AMENDMENT TO CHARTER TO DECLASSIFY THE BOARD OF DIRECTORS

On February 15, 2005, the Board of Directors approved and declared advisable an amendment to the Company’s Charter that declassifies the Company’s Board of Directors. The proposed amendment is subject to approval by the Company’s stockholders. The Board believes it is advisable and in the best interests of the Company and its stockholders to amend the Charter to declassify the Board. The Company’s current Charter provides for the members of our Board of Directors to be divided into three classes, with the members of each class to be elected to serve a three-year term.

A classified board of directors limits the ability of stockholders to elect directors and exercise influence over a company, and may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for the implementation of those policies. Some investors view classified boards as having the effect of insulating directors from being accountable to a corporation’s stockholders. A non-classified board of directors may enable stockholders to hold all directors accountable on an annual basis, rather than over a three-year period. In addition, it is the Board’s belief that it is desirable, as part of the director nomination process, for the Board to have the opportunity to assess the contributions of all directors annually, and not just of those whose three-year term is scheduled to expire, so that the Board’s composition can be appropriately adjusted to address the Company’s evolving needs.

Also, the existence of a classified board of directors may deter some tender offers or substantial purchases of stock that might give stockholders the opportunity to sell their shares at a price in excess of what they would otherwise receive. A classified board might discourage a tender offer or substantial stock purchase because the extended and staggered terms of directors in a classified board generally operates to delay the acquisition of control of the board by a would-be acquirer for at least a year. During that time, the would-be acquirer would bear the risk of a large investment in a company that it did not control. Accordingly, approval of the proposed amendment to the Charter might increase the likelihood of a tender offer or substantial stock purchases by a person seeking to change the Company’s Board of Directors.

Supporters of classified boards believe that classified boards enhance continuity and stability in a company’s management and policies and thereby facilitate more effective long-term strategic planning and enhanced stockholder value. Additionally, supporters argue that a classified board may encourage a person seeking control of a company to initiate arm’s length discussions with management and the board, who may be in a position to negotiate a higher price or more favorable terms for stockholders or to seek to prevent a takeover that the board believes is not in the best interests of stockholders.

The Board believes, however, that sound corporate governance practices, such as the annual election of directors, our corporate governance principles, and termination of our stockholder rights plan, also known as our “poison pill,” effective February 28, 2005, impose a higher level of accountability on management and the Board and will help to improve our performance over the long term.

The Board believes it is advisable and in the best interests of the Company and its stockholders to amend the Charter to declassify the Board. If our stockholders approve this Proposal 2, effective as of this 2005 annual meeting, all of our directors whose terms do not expire at this annual meeting will resign and be nominated for election to a one-year term expiring at the 2006 annual meeting.  The two directors whose terms expire at the 2005 annual meeting will be nominated for election to a one-year term expiring at the 2006 annual meeting.  Thereafter, all of our directors would be elected each year to serve for a one-year term and until their successors have been duly elected and qualify. If the amendment is adopted, it will become effective upon the filing of Articles of Amendment to the Company’s Charter with the State

Department of Assessments and Taxation of Maryland. The full text of the amendment to Section 5.1 of Article V of the Charter is set forth in Appendix B.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
APPROVAL OF PROPOSAL 2, TO AMEND THE COMPANY’S CHARTER TO DECLASSIFY
THE BOARD OF DIRECTORS.

PROPOSAL 3

ELECTION OF DIRECTORS

General

Our Board of Directors currently consists of seven directors divided into three classes, designated as Class I, Class II and Class III.  Each class is elected to a three-year term and the election of directors is staggered, so that only one class of directors is elected at each annual meeting of stockholders.  The terms of the Class II directors, Messrs. Cameron and Smith, expire at the 2005 Annual Meeting of stockholders.

Declassification Proposal

Our charter provides that the members of our Board are divided into three classes, each class being elected to hold office for a term of three years and until their respective successors have been duly elected and qualify.  On February 15, 2005, our Board declared advisable and approved, subject to stockholder approval, an amendment to our charter eliminating the classified board.  See Proposal 2, “Amendment to Charter to Declassify the Board.”

If Proposal 2 is approved, in order to make the declassification of the Board effective at this annual meeting under Maryland law, each member of our Board whose term does not expire at this meeting will resign, effective upon the acceptance for record of the Articles of Amendment by the State Department of Assessments and Taxation of Maryland.  The election of directors would then be temporarily delayed pending the filing of the Articles of Amendment.  After the Articles are accepted for record, these five directors who have been nominated for election to a one-year term if Proposal 2 is approved will then stand for election by the stockholders to a one-year term, along with the two directors whose terms expire at this meeting.  If Proposal 2 is not approved, the two directors whose terms expire at this meeting will stand for election to a three-year term expiring at the 2008 annual meeting.

Director Nominees

If Proposal 2 is approved, our Board will be declassified and each of the seven directors elected at this annual meeting will serve for a one-year term expiring at the annual meeting in 2006 and until their respective successors have been duly elected and qualify.  Upon the recommendation of the Nominating/Corporate Governance Committee, the Board has nominated Messrs. Kuppinger, McKee, Cameron, Smith, Clark and Lewis and Dr. Allen for election to the Board for a one-year term, and the resignations of our directors are effective.  Unless you specifically withhold authority in the attached proxy for the election of any of these directors, the persons named in the attached proxy will vote FOR the election of Messrs. Kuppinger, McKee, Cameron, Smith, Clark and Lewis and Dr. Allen,

In the event Proposal 2 is not approved, our Board will remain classified and each director will continue to serve the remainder of his or her term.  Upon the recommendation of the Nominating/Corporate Governance Committee the Board has nominated Messrs. Cameron and Smith for election to the Board for a three-year term.  Unless you specifically withhold authority in the attached proxy for the election of either of these directors, the persons named in the attached proxy will vote FOR the election of Messrs. Cameron and Smith.

VOTING PROCEDURES

The representation, in person or by properly executed proxy, of the holders of a majority of the shares of the Company’s common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Shares of the Company’s common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the annual meeting. Shares that abstain from voting on any proposal will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists.

Amendment to Charter to Increase Authorized Common Stock to 200,000,000 Shares (Proposal 1)

The affirmative vote of a majority of all of the votes entitled to be cast by the stockholders on Proposal 1, “Amendment to Charter to Increase Authorized Common Stock to 200,000,000 Shares” is necessary for approval of the proposed amendment to the charter increasing the number of authorized shares of common stock to 200 million shares.  For purposes of the vote on the proposed amendment to the charter increasing the number of authorized shares, the effect of an abstention will be the same as a vote against the proposal.  The proposed amendment to the charter increasing the number of authorized shares is a matter on which a broker or other nominee is empowered to vote.

Amendment to Charter to Declassify Board (Proposal 2)

The affirmative vote of a majority of all of the votes entitled to be cast by the stockholders on Proposal 2, “Amendment to Charter to Declassify the Board” is necessary for approval of the proposed amendment to the charter to declassify the Board.  For purposes of the vote on the proposed amendment to the charter to declassify the Board, the effect of an abstention will be the same as a vote against the proposal.  The proposed amendment to the charter to declassify the Board is a matter on which a broker or other nominee is empowered to vote.

Election of Directors (Proposal 3)

The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director pursuant to Proposal 3, “Election of Directors”. Thus, if Proposal 2 is approved, the seven nominees receiving the highest number of votes will be elected and, if Proposal 2 is not approved, the two nominees receiving the highest number of votes will be elected.  For the purposes of the election of directors, abstentions will have no effect on the outcome of the vote. The election of directors is a matter on which a broker or other nominee is empowered to vote.

BOARD OF DIRECTORS

Name	Age	Title	Class

Roger P. Kuppinger	64	Director	I

Michael D. McKee	59	Director	I

Donald R. Cameron	65	Director	II

Willard H. Smith Jr.	68	Director	II

William E. Clark, Jr.	67	Chairman	III

Thomas A. Lewis	52	Vice Chairman and Chief Executive Officer	III

Kathleen R. Allen	59	Director	III

Roger P. Kuppinger has been a Director of the Company since August 1994.  He is a self-employed investment banker and financial advisor who is an active investor in both private and public companies.  Prior to March 1994, he was a Managing Director at the investment banking firm of Sutro & Co. Inc.  Prior to joining Sutro in 1969, he worked at First Interstate Bank, formerly named United California Bank (1964-1969).  He has served on over fourteen boards of directors for both public and private companies, and currently serves on the board of directors of BRE Properties, Inc.  Mr. Kuppinger is chairman of the Audit Committee and is a member of the Compensation Committee and the Nominating/Corporate Governance Committee.

Michael D. McKee has been a Director of the Company since August 1994.  He is Vice Chairman (July 1999 – present) and Chief Operating Officer (2001–present) of The Irvine Company and was Chief Financial Officer (1997-2001) and Executive Vice President (1994 – 1999) of The Irvine Company.  Prior to joining The Irvine Company, he was a partner in the law firm of Latham & Watkins (1986-1994).  His business and legal experience includes numerous acquisition and disposition transactions, as well as a variety of public and private offerings of equity and debt securities.  He is currently a member of the board of directors of The Irvine Company and Health Care Property Investors, Inc.  Mr. McKee is chairman of the Nominating/Corporate Governance Committee and a member of the Compensation Committee.

Donald R. Cameron has been a Director of the Company since August 1994.  He is a co-founder and President of Cameron, Murphy & Spangler, Inc., a securities broker-dealer firm and registered investment advisor located in Pasadena, California.  Prior to founding Cameron, Murphy & Spangler in 1975, he worked at the securities brokerage firm of Glore Forgan Staats, Inc. and its successors (1969-1975).  Mr. Cameron is chairman of the Compensation Committee and is a member of the Audit Committee and the Nominating/Corporate Governance Committee.  Since February 2004, Mr. Cameron has served as the Lead Independent Director.

Willard H. Smith Jr. has been a Director of the Company since July 1996.  He was a Managing Director, Equity Capital Markets Division, of Merrill Lynch & Co. from 1983 until his retirement in 1996.  Prior to joining Merrill Lynch in 1979, he was employed by F. Eberstadt & Co. (1971 - 1979).  Mr. Smith also serves on the board of directors of the Cohen & Steers Family of Funds.  He is also a member of the board of directors of Essex Property Trust and Highwoods Property Trust.  Mr. Smith also serves as a director of Crest Net Lease, Inc., a subsidiary of Realty Income.  Mr. Smith is a member of the Nominating/Corporate Governance Committee, the Audit Committee and the Compensation Committee.

William E. Clark, Jr. is the Chairman of the Board of Directors of the Company and has served in this position since 1969.  He served as Chief Executive Officer of the Company from 1969 to May 1997.  Mr. Clark was also co-founder of Realty Income Corporation.  He has been involved as a principal in commercial real estate acquisition, development, management and sales for over 40 years.  His involvement includes land acquisition, tenant lease negotiations, construction and sales of commercial properties for regional and national retail chain store operations throughout the United States.

Thomas A. Lewis is Chief Executive Officer of Realty Income.  He is also Vice Chairman of the Board of Directors and has been a member of the Board since September 1993.  He joined the Company in 1987 and served in a variety of executive positions, including Vice President, Capital Markets until 1997 when he was named Chief Executive Officer.  In 2000-2001 he also held the position of President.  Prior to joining Realty Income, he was an executive with Johnstown Capital, a real estate investment company (1982-1987), an Investment Specialist with Sutro & Company, a member of the NYSE (1979-1982), and in marketing with Procter & Gamble (1974-1979).  Mr. Lewis also serves as a director and officer of Crest Net Lease, Inc., a subsidiary of Realty Income.

Kathleen R. Allen, Ph.D. has been a Director of the Company since February 2000.  She is a Professor at the Marshall School of Business and the Director of the Center for Technology Commercialization at the University of Southern California (1991-present) and is also the co-founder and Chairman of Gentech Corporation (1994-2004).  She serves as a consultant to two medical technology ventures, and is the author of twelve books in the field of entrepreneurship and technology, a field in which she is considered an expert.  Dr. Allen is a member of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee.

Board Independence

The Board has determined that each of its current directors, except for Messrs. Lewis and Clark, has no material relationship with Realty Income (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of Realty Income’s director independence standards, which reflect the NYSE director independence standards, as currently in effect.  The Board established and employed the following categorical standards in determining whether a relationship is material and thus would disqualify such director from being independent:

1.               The director was an employee of the Company or any of its subsidiaries.

2.               An immediate family member of the director was an executive officer of the Company or any of its subsidiaries.

3.               The director (or an immediate family member of the director) received or receives more than $100,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

4.               The director was affiliated with or employed by a present or former (internal or external) auditor of the Company or an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former (internal or external) auditor of the Company;

5.               The director (or an immediate family member of the director) was employed as an executive officer of another company where any of the Company’s executives served on that company’s compensation committee.

6.               The director was an affiliate, executive officer or employee (or an immediate family member of the director was not an affiliate or executive officer) of another company that made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues.

7.               The director (or an immediate family member of the director) was an affiliate or executive officer of another company which was indebted to the Company, or to which the Company was indebted, where the total amount of either company’s indebtedness to the other was five percent (5%) or more of the total consolidated assets of the company he or she served as an affiliate or executive officer.

8.               The director (or an immediate family member of the director) was an officer, director or trustee of a charitable organization where the Company’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization, exceeded the greater of $1 million or five percent (5%) of that organization’s consolidated gross revenues.

The standards listed above are applied to each of the past three years.  “Affiliate” includes any person beneficially owning in excess of 10% of the voting power of, or a general partner or managing member of, a company.

Committees of the Board of Directors

The Audit Committee of the Board of Directors was established in accordance with Section 10A-3 of the Securities Exchange Act of 1934 and is comprised of Dr. Allen and Messrs. Cameron, Kuppinger (chairman) and Smith.  From the inception of the Audit Committee through February 2004, Mr. Clark served on this committee.  The Board has determined that Mr. Kuppinger qualifies as the audit committee financial expert, as defined in Item 401(h)(2)-(3) of Regulation S-K.  The Audit Committee’s principal responsibilities include the selection, approval and engagement of our independent auditors, approving any special assignments given to the independent auditors and reviewing (i) the scope and results of the audit engagement with the independent auditors and management, including the auditors’ letter of comments and management’s responses thereto, (ii) the independence of the independent auditors, (iii) the effectiveness and efficiency of our internal accounting function and (iv) any proposed significant accounting changes.

The Compensation Committee of the Board of Directors is comprised of Dr. Allen and Messrs. Cameron (chairman), Kuppinger, McKee and Smith.  From the inception of the Compensation Committee through February 2004, Mr. Clark served on this committee.  The Compensation Committee’s principal responsibilities include (i) establishing remuneration levels for officers of the Company, (ii) reviewing management organization and development, (iii) reviewing significant employee benefits programs and (iv) establishing and administering executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs.

The Nominating/Corporate Governance Committee of the Board of Directors is comprised of Dr. Allen and Messrs. Cameron, Kuppinger, McKee (chairman) and Smith.  From the inception of the Nominating/Corporate Governance Committee through February 2004, Mr. Clark served on this committee.  The Corporate Governance Committee’s principal purpose is to provide counsel to the Board of Directors with respect to (i) organization, membership and function of the Board of Directors, (ii) structure and membership of the committees of the Board of Directors and (iii) succession planning for the executive management of the Company.

The Board has adopted charters for each of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.  Each of these charters is available on the Company’s website at www.realtyincome.com and will be provided without charge upon request to the Corporate Secretary, Realty Income Corporation, 220 West Crest Street, Escondido, California 92025.  The information contained on our website is not incorporated by reference into and does not form a part of this proxy statement.

The Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.

Meetings and Attendance

The Board of Directors met 12 times during 2004.  In 2004, the Audit Committee met 12 times, the Compensation Committee met three times and the Nominating/Corporate Governance Committee met five times.  All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors while they were on the Board and (ii) the total number of meetings of the committees of the Board of Directors on which such directors served. Every director is expected to attend in person the Annual Meeting of Stockholders, absent extraordinary circumstances such as a personal emergency.  Each director attended the 2004 Annual Meeting.

To ensure free and open discussion among the independent directors of the Board, executive sessions will be held in conjunction with the regularly scheduled meetings of the Board, at which only independent directors are present.  The independent directors have nominated Mr. Cameron to serve as presiding lead independent director at each executive session.

Code of Business Ethics

The Company has adopted a Code of Business Ethics that applies to the Company’s employees and directors.  The Code of Business Ethics is posted on the Company’s website at www.realtyincome.com and will be provided without charge upon request to the Corporate Secretary, Realty Income Corporation, 220 West Crest Street, Escondido, California 92025.

Director Qualifications

The director qualifications developed to date focus on what the Nominating/Corporate Governance Committee believes to be essential competencies to effectively serve on the Board. In reviewing and considering potential nominees for the Board, the Nominating/Corporate Governance Committee looks at the following qualities, skills and attributes: (i) strong ethical character and values in common with those of Realty Income; (ii) reputations, both personal and professional, consistent with the image and reputation of Realty Income; (iii) high accomplishments in the potential nominee’s respective field, including superior credentials and recognition; (iv) leadership roles in complex organizations; (v) recognition as a leader in the field of real estate operation and management; and (vi) exercise of sound business judgment.

Identifying and Evaluating Nominees for Directors

The Nominating/Corporate Governance Committee identifies nominees for directors by first evaluating the current members of the Board willing to continue in service.  Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for Board service are re-nominated.  As to new candidates, the Nominating/Corporate Governance Committee will generally poll Board members and members of management for their recommendations.  The Nominating/Corporate Governance Committee may also hire a search firm if deemed appropriate. An initial slate of candidates will be presented to the Chairman of the Nominating/Corporate Governance Committee, who will then make an initial determination as to the qualification and fit of each candidate. Final candidates will be interviewed by the Chief Executive Officer and a Nominating/Corporate Governance Committee member. The Nominating/Corporate Governance Committee will then approve final director candidates and, after review and deliberation of all feedback and data, will make its recommendation to the Board.  Recommendations received by stockholders will be considered and processed and are subject to the same criteria as are candidates nominated by the Nominating/Corporate Governance Committee.

Stockholder Nominations

The Nominating/Corporate Governance Committee’s policy is to consider candidates recommended by stockholders.  The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on the Board and how the candidate satisfies the Board’s criteria.  The stockholder must also provide such other information about the candidate as would be required by the SEC rules to be included in a proxy statement.  In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination.  The stockholder must submit proof of Realty Income stockholdings.  All communications are to be directed to the Chairperson of the Nominating/Corporate Governance Committee, c/o the Corporate Secretary, Realty Income Corporation, 220 West Crest Street, Escondido, CA  92025.  Recommendations received after 120 days prior to the mailing of the proxy statement for the previous year’s annual meeting will likely not be considered timely for consideration at the current year’s annual meeting.  Properly submitted stockholder recommendations will be evaluated by the Nominating/Corporate Governance Committee using the same criteria used to evaluate other director candidates.

Communications with the Board

Stockholders may communicate with our Board members in writing sent by email (mpfeiffer@realtyincome.com) or mail addressed to the Chairman of the Nominating/Corporate Governance Committee, c/o the Corporate Secretary, Realty Income Corporation, 220 West Crest Street, Escondido, CA  92025.  All correspondence will be forwarded promptly by the Corporate Secretary to the Chairman.

Compensation of the Company’s Directors

No officer of the Company receives or will receive any compensation for serving the Company as a member of the Board of Directors or any of its committees.  Directors who are not officers of the Company receive the following fees:

•                  $15,000 annual fee ($30,000 for the Chairman of the Board);

•                  $1,000 for attending Board of Directors meetings in person ($1,500 for the Chairman of the Board);

•                  $500 for attending Board of Directors meetings by telephone ($750 for the Chairman of the Board);

•                  $500 for attending Board of Directors committee meetings in person ($1,000 for the chairman of the committee);

•                  $250 for attending Board of Directors committee meetings by telephone ($500 for the chairman of the committee);

•                  The Chairman of the Audit Committee receives an additional $10,000 annual fee;

•                  The Chairman of the Compensation Committee receives an additional $5,000 annual fee; and

•                  The Lead Independent Director receives an additional $10,000 annual fee.

We may also reimburse directors for travel expenses incurred in connection with their activities on behalf of the Company.  Our stock incentive plan provides that, upon initial election to the Board of Directors and at each Annual Meeting of Stockholders thereafter, if the director is still serving as a director, each director who is not an officer of the Company is automatically granted 4,000 shares of restricted common stock of the Company, which vests evenly over five years.

EXECUTIVE OFFICERS OF THE COMPANY

Name	Title	Age

Thomas A. Lewis	Vice Chairman of the Board and Chief Executive Officer	52

Gary M. Malino	President, Chief Operating Officer	47

Paul M. Meurer	Executive Vice President, Chief Financial Officer and Treasurer	39

Michael R. Pfeiffer	Executive Vice President, General Counsel and Secretary	44

Kim S. Kundrak	Senior Vice President, Portfolio Acquisitions	48

Biographical information with respect to Mr. Lewis is set forth above under Board of Directors.

Gary M. Malino is President and Chief Operating Officer of Realty Income.  He joined the Company in 1985 and served in various executive positions until 1994 when he was named Chief Financial Officer and Treasurer.  During 2001, Mr. Malino was promoted to President and Chief Operating Officer.  Prior to joining Realty Income, he was a Certified Public Accountant for a Los Angeles based accounting firm (1981-1985) and Assistant Controller with McMillin Development Company, a real estate development company (1979-1981).  Mr. Malino also serves as an officer of Crest Net Lease, Inc., a subsidiary of Realty Income.

Paul M. Meurer is Executive Vice President, Chief Financial Officer and Treasurer of Realty Income, positions he has held since joining the Company in 2001.  Prior to joining Realty Income, he was a Director in Merrill Lynch & Co.’s Real Estate Investment Banking Group (1992-2001), a real estate consultant with General Atlantic Partners (1991) and worked in the Real Estate Investment Banking Department at Goldman Sachs & Co. (1987-1990).  Mr. Meurer also serves as an officer of Crest Net Lease, Inc., a subsidiary of Realty Income.

Michael R. Pfeiffer is Executive Vice President, General Counsel and Secretary of Realty Income.  He joined the Company in 1990 and served as Corporate Counsel until 1995 when he was named General Counsel and Secretary.  Mr. Pfeiffer left Realty Income in September 2001 and served as Executive Vice President and General Counsel for Westfield Corporation, Inc., a retail shopping mall owner until May 2002, when he returned to Realty Income as Executive Vice President, General Counsel and Secretary.  Prior to 1990, he was in private practice with a firm specializing in real estate transactional law and served as Associate Counsel with First American Title Insurance Company.  He is a licensed attorney and member of the State Bar of California and Florida.  Mr. Pfeiffer also serves as an officer of Crest Net Lease, Inc., a subsidiary of Realty Income.

Kim Kundrak is Senior Vice President, Portfolio Acquisitions for Realty Income. He joined the company in 1996 and served as both a Director of Portfolio Acquisitions as well as National Accounts Manager prior to being promoted to Senior Vice President. Before joining Realty Income he was Senior Vice President of Asset Management for Burnham Pacific Properties, a San Diego-based real estate investment trust. Kim also served as General Manager of a regional mall for the Ernest W. Hahn Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by or paid to our Chief Executive Officer and to the other four most highly compensated executive officers of the Company (the “Named Executive Officers”) for the fiscal years ended December 31, 2004, 2003 and 2002.

	Annual Compensation			Long-Term Compensation
				Awards	Payouts
Name and Principal Position	Year	Salary	Bonus (1)	Restricted Stock (2)(3)	All Other Compensation (4)

Thomas A. Lewis	2004	$350,000	$355,000	$2,276,100	$8,538
Vice Chairman of the Board	2003	$350,000	$215,000	$1,200,000	$8,038
and Chief Executive Officer	2002	$350,000	$160,704	$927,500	$6,750

Gary M. Malino	2004	$300,000	$170,000	$1,138,050	$7,965
President and	2003	$280,000	$98,000	$600,000	$7,465
Chief Operating Officer	2002	$280,000	$64,009	$525,000	$6,705

Paul M. Meurer	2004	$250,000	$100,000	$758,700	$7,494
Executive Vice President	2003	$237,000	$56,000	$400,000	$6,994
Chief Financial Officer and Treasurer	2002	$237,000	$23,850	$332,500	$6,234

Michael R. Pfeiffer (5)	2004	$250,000	$100,000	$758,700	$7,547
Executive Vice President,	2003	$237,000	$56,000	$400,000	$7,047
General Counsel and Secretary	2002	$128,724	$0	$210,000	$537

Kim S. Kundrak	2004	$180,000	$105,000	$455,220	$7,553
Senior Vice President,	2003	$180,000	$71,000	$240,000	$6,053
Portfolio Acquisitions	2002	$180,000	$39,460	$175,000	$6,319

(1)   The bonuses shown as compensation for 2004, 2003 and 2002 were paid in January 2005, January 2004 and January 2003, respectively.

(2)   The restricted stock shown as compensation for 2004, 2003 and 2002 was granted on January 1, 2005, January 1, 2004 and January 1, 2003, respectively.  We grant options and restricted stock from time to time to executive officers based on performance during a fiscal year and, since such performance often cannot be measured until the end of a fiscal year, the options and restricted stock grants may be made in the subsequent fiscal year.

(3)   Restricted stock is awarded by the Compensation Committee of the Board of Directors in accordance with the provisions of our stock incentive plan.  Restricted stock granted for 2004, 2003 and 2002 vests equally over ten years on each anniversary of the grant date.  Restricted stock is eligible to receive distributions from the date of grant.  At January 1, 2005, the Named Executive Officers held 571,800 shares of unvested restricted stock valued at $14,460,822, based upon a price per share of $25.29.  Based on a price per share of $25.29, at January 1, 2005, Messrs. Lewis, Malino, Meurer, Pfeiffer and Kundrak had unvested restricted stock valued at $6,352,848, $3,080,322, $1,952,388, $1,456,704 and $1,618,560, respectively.  For the three-year period ended December 31, 2004, 440,000 restricted shares were awarded to the Named Executive Officers, which were granted on January 1, 2005, January 1, 2004 and January 1, 2003.

(4)   Includes the amount we contribute pursuant to a 401(k) retirement plan and payments on behalf of the officers for group term insurance and mandatory contributions for long-term disability insurance.  Under the terms of our 401(k) plan, we match 50% of the employee’s contribution to the plan up to 3% of the employee’s compensation.  Employees may contribute up to 60% of their salary, subject to annual limits under the IRS Code of 1986, as amended.  In 2004, the amount listed includes 401K employer contributions of $6,500 for each of the Named Executive Officers.  In 2003, the amount listed includes 401K employer contributions for each of Messrs. Lewis, Malino, Meurer and Pfeiffer of $6,000 and for Mr. Kundrak of $5,000.  In 2002, the amount listed includes 401K employer contributions for Messrs. Lewis, Malino, Meurer and Kundrak of $5,500.

(5)   Mr. Pfeiffer left the Company in August 2001 and resumed his employment with the company in May 2002.

Option Grants in Last Fiscal Year

No stock options were granted to the Named Executive Officers for 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

The following table provides information related to the exercise of stock options during the year ended December 31, 2004 by each of the Named Executive Officers and the 2004 fiscal year-end value of in-the-money exercisable and unexercisable options.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options At FY-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End Exercisable/ Unexercisable

Thomas A. Lewis	--	--	--/--	--/--

Gary M. Malino	13,332	$152,941	--/--	--/--

Paul M. Meurer	--	--	--/--	--/--

Michael R. Pfeiffer	--	--	--/--	--/--

Kim S. Kundrak	--	--	--/--	--/--

Employment Agreements

Effective January 1, 2005, each of the Named Executive Officers has entered into an employment agreement with the Company.  In 2005, under these agreements, Mr. Lewis receives a base salary of $350,000, Mr. Malino receives a base salary of $300,000, Mr. Meurer receives a base salary of $250,000, Mr. Pfeiffer receives a base salary of $250,000 and Mr. Kundrak receives a base salary of $180,000.  In addition, each of the Named Executive Officers has the right to receive severance compensation upon the occurrence of certain events as specified in the agreements.  The employee may terminate the agreement at any time upon two weeks written notice to the Company.  The Company may terminate the agreement without cause at any time upon written notice to the employee.  The employment agreements provide that upon termination by the Company, including termination resulting from a change in control of the Company, the employee will be entitled to receive monthly severance payments.  Each of Messrs. Lewis, Malino, Meurer and Pfeiffer is entitled to receive severance payments equal to one year’s base salary, payable over 12 months, and Mr. Kundrak is entitled to receive severance payments equal to six months’ base salary, payable over six months.  The amount of severance compensation is increased by 50% in the event of a termination resulting from a change in control of the Company.  In addition, in the event of a change of control of the Company, all unvested options and restricted stock become vested.

The employment agreements provide that the employee must devote his full time, attention and energy to the business of the Company and may not engage in any other business activity which would interfere with the performance of his duties or be competitive with the Company, unless specifically permitted by the Board of Directors.  This restriction does not prevent the employee from making passive investments, so long as the investment does not require the employee’s services in a manner that would impair the performance of his duties under the employment agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

In 2004, the Compensation Committee was comprised of five independent, non-employee directors.  The Compensation Committee is responsible for, among other things, establishing remuneration levels for officers (including the Named Executive Officers) of the Company and establishing and administering executive compensation programs.  In 2004 the Compensation Committee met three times to deliberate on executive compensation.  In deliberating on compensation, the Compensation Committee compares the current compensation levels with other REIT’s of similar equity market capitalizations.  In addition, the Compensation Committee reviews the executive compensation of a smaller group of REIT’s with a similar property type and market capitalization.

Our compensation policies have been structured to link the compensation of our executive officers with enhanced stockholder value. Through the establishment of short-term and long-term incentive plans, we seek to align the financial interests of the executive officers with those of our stockholders.

Executive Compensation Philosophy

In designing our compensation programs, we believe that compensation should reflect the value created for stockholders while supporting the business strategies and long-range plans of the Company and the markets it serves.  In doing so, the compensation programs reflect the following themes:

A compensation program that stresses our financial performance and the executive officers’ individual performance.

A compensation program that strengthens the relationship between pay and performance by providing variable, at-risk compensation that is reflective of current market practices and comparable executive rates and is dependent upon the level of success in meeting specified Company and individual performance goals.

A compensation program that seeks to align the financial interests of the executive officers with those of our stockholders.

A compensation program that is reasonable, performance-based, and consistent with the Company’s overall compensation objectives designed to retain key members of management.

An annual incentive plan that supports a performance-oriented environment and which generates a portion of compensation based on the achievement of performance goals, with superior performance resulting in total annual compensation above competitive levels.

A long-term incentive plan that is designed to reward executive officers for long-term strategic management of the Company and the enhancement of stockholder value.

In determining compensation for our executive officers, the Compensation Committee surveys each company in Realty Income’s peer group and examines each peer company’s performance (including total return and FFO growth) and compensation levels for executive officers.  The Compensation Committee then evaluates Realty Income’s performance to determine whether compensation levels for its executive officers are appropriate (relative to compensation levels for executive officers of its peer group companies) in light of each executive officer’s individual contribution to Realty Income’s performance. If appropriate, the Compensation Committee will adjust compensation paid to Realty Income’s executive officers.  The Compensation Committee believes that the compensation paid to each of its executive officers is in line with the compensation paid to executive officers of its peer group companies.

Compensation of Executive Officers (other than the Chief Executive Officer)

In approving the annual compensation for Messrs. Malino, Meurer, Pfeiffer and Kundrak, the Compensation Committee considered several factors, including the scope of the individual’s responsibilities, comparable base salaries for similar positions in the REIT industry, the cost of living, the historical financial results of the Company, the results of an employee peer review, the review of individual performance compared to individual benchmarks established at the beginning of that year and the anticipated financial performance of the Company.

Annual Cash Bonus

The annual cash incentive is designed to supplement the pay of executive officers (and other key management personnel) so that overall total cash compensation (salary and bonus) is competitive in the industry and properly rewards the executive officers for their efforts in achieving their objectives.  The Summary Compensation Table shows cash incentive bonuses paid to the named executive officers for 2004.

Long-Term Incentive Compensation Awards

The Compensation Committee awards grants of restricted stock that vest over ten years.  Restricted stock grants are designed to increase senior management’s stock ownership in the Company, motivate executives to improve long-term stock price and dividend performance, encourage long-term dedication to the Company, and to operate as an executive retention mechanism for the Company’s key members of management.  The restricted stock granted for 2004 vests evenly over ten years.  Dividends are paid on the entirety of the grant from the date of the grant.

Chief Executive Officer Compensation

The compensation for our chief executive officer for 2004 was determined on the same general basis as discussed above for the other executive officers.  In addition, our chief executive officer is evaluated on the basis of the Company’s financial and non-financial achievements.  These performance measures include funds from operations performance, total return to shareholders, portfolio stability and diversification, lease rollovers, financing strategies and new investment activity.

Section 162(m) of the Internal Revenue Code of 1986, as amended

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility of compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company.  To qualify for deductibility under Section 162(m), compensation (including base salary, annual bonus, stock option exercises, compensation attributable to restricted stock vesting and nonqualified benefits) in excess of $1,000,000 per year paid to each of these executive officers generally must be “performance-based” compensation as determined under Section 162(m).  While the Committee’s intention is, to the greatest extent reasonable, to structure compensation so that it satisfies the “performance based” compensation requirements under Section 162(m), the Committee will balance the costs and burdens involved in doing so against the value to the Company and its stockholders of the tax benefits to be obtained by the Company.  Accordingly, the Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company’s success, even where the compensation paid under such programs may not be fully deductible as a result of Section 162(m).

Despite the fact that the Company’s incentive bonuses and stock-related awards are determined based on the evaluation of the Company’s performance and take into consideration certain financial and strategic goals, the Committee does not apply these factors on a strict formulaic basis.  As a result, the Company’s incentive bonuses and stock-related awards may not satisfy the “performance based” compensation requirements of Section 162(m).

Submitted on March 22, 2005 by the members of the Compensation Committee of the Company’s Board of Directors.

Donald R. Cameron, Chairman; Kathleen R. Allen, Ph.D.; Roger P. Kuppinger; Michael D. McKee; Willard H. Smith Jr.

The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dr. Allen and Messrs. Cameron, Clark, Kuppinger, McKee and Smith each served on the Compensation Committee during 2004 (Mr. Clark served on the Compensation Committee until February 2004).  None of Dr. Allen and Messrs. Cameron, Kuppinger, McKee and Smith is or has been an officer or employee of the Company.  Mr. Clark was formerly the Chief Executive Officer of the Company until May 1997.  None of the members of the Compensation Committee have any financial relationship with the Company other than as disclosed herein.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is comprised of independent directors as required by the listing standards of the NYSE.  The Audit Committee operates pursuant to a written charter as required by the NYSE and the rules and regulations of the Securities and Exchange Commission (the “Commission”) and adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors.  Management of the Company has the primary responsibility for the preparation of the Company’s financial statements as well as executing the Company’s financial reporting process, principles and internal controls.  The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2004 with management and the independent auditors.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.  In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.  The Audit Committee has also considered whether the independent auditors’ provision of tax preparation, tax consulting services and other non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Commission.

Submitted on March 22, 2005 by the members of the Audit Committee of the Company’s Board of Directors.

Roger P. Kuppinger, Chairman; Kathleen R. Allen, Ph.D.; Donald R. Cameron; Willard H. Smith Jr.

STOCK PERFORMANCE GRAPH

The chart below compares the performance of our Common Stock with the performance of an index including all securities for U.S. companies listed on Standard & Poor’s 500 Total Return Index (the “S&P 500 Total Return Index”) and of a peer group of companies, measuring the changes in common stock prices for the five-year period from December 31, 1999 through December 31, 2004.  The chart assumes an investment of $100 on December 31, 1999, and as required by the Commission, all values shown assume the reinvestment of all distributions, if any, and, in the case of the peer group, are weighted to reflect the market capitalization of the component companies.  The Realty Income 2003 peer group consists of Commercial Net Lease Realty, Inc., Capital Automotive REIT, Entertainment Properties Trust, Getty Realty Corporation, Lexington Corporate Properties Trust and U.S. Restaurant Properties, Inc., each of which is a real estate investment trust.  The Realty Income 2004 peer group consists of thirty-four companies (excluding Realty Income), each of which is a real estate investment trust, with an implied equity market capitalization between $1.5 billion-$3 billion as of March 8, 2005.  The SNL Financial Triple Net REIT Index currently consists of 43 companies chosen by SNL (including Realty Income).

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Realty Income Corporation	100.00	132.70	170.01	216.70	263.53	352.86
S&P 500	100.00	91.20	80.42	62.64	80.62	89.47
Realty Income 2003 Peer Group	100.00	114.59	186.18	224.06	313.22	382.25
Realty Income 2004 Peer Group	100.00	125.64	151.43	158.82	219.53	283.00
SNL Triple Net REITs Index	100.00	117.28	142.03	155.50	221.17	277.81

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Insiders”), to file with the Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities of the Company.  Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of copies of Forms 3, 4 and 5, and the amendments thereto, received by the Company for the year ended December 31, 2004, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that during the year ended December 31, 2004, all filing requirements were complied with by our executive officers, directors and beneficial owners of more than ten percent of our stock, except that Messrs. McKee and Smith inadvertently failed to report the transfer of shares into each of their respective family trust’s.

RELATED PARTY TRANSACTIONS

The Company’s headquarters is leased from The William E. Clark, Jr. and Evelyn J. Clark Family Trust, of which Mr. Clark, a director of the Company, is a co-trustee with his wife.  This lease expires in August 2005.  During 2004, the Company paid this Trust approximately $418,238 in rent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 4, 2005 certain information with respect to the beneficial ownership of shares of our Common Stock by (i) each director and Named Executive Officer and (ii) all directors and executive officers of the Company as a group.  We do not know of any person who beneficially owns 5% or more of the outstanding shares of our Common Stock.  Except as otherwise noted, we believe the beneficial owners of shares of our Common Stock listed below, based on information furnished by those owners, have sole voting and investment power with respect to their shares.

Name of Beneficial Owner	Shares of Beneficial Ownership of Common Stock of the Company	Percent of Class

William E. Clark , Jr. (1)	906,704	1.1%

Thomas A. Lewis	432,016	0.5

Gary M. Malino (2)	252,518	0.3

Paul M. Meurer	89,000	0.1

Kim S. Kundrak	80,200	0.1

Michael D. McKee (3)	74,000	0.1

Willard H. Smith Jr. (4)	72,000	0.1

Donald R. Cameron (5)	71,200	0.1

Michael R. Pfeiffer (6)	66,466	0.1

Roger P. Kuppinger (7)	51,900	0.1

Kathleen R. Allen, Ph.D. (8)	30,000	*

All directors and executive officers of the Company, as a group (12 persons) (9)	2,201,608	2.8%

*Less than one-tenth of one percent

(1)     Mr. Clark’s total includes 892,948 shares owned of record by The William E. Clark, Jr. and Evelyn J. Clark Family Trust, of which he is a trustee and 898 shares owned of record by his wife.  Mr. Clark disclaims beneficial ownership of the shares owned of record by his wife.

(2)     Mr. Malino’s total includes 129,564 shares owned of record by the Malino Revocable Living Trust dated August 14, 1999, of which he is a trustee and 412 shares owned of record by his wife, as to which he disclaims beneficial ownership.

(3)     Mr. McKee’s total includes 27,200 shares owned of record by The McKee Family Trust dated February 11, 1995, of which he is a trustee and 30,000 shares subject to options that are exercisable within 60 days of March 4, 2005.

(4)     Mr. Smith’s total includes 50,000 shares owned of record by The Smith Family Trust dated January 13, 2004, of which he is a trustee and 10,000 shares subject to options that are exercisable within 60 days of March 4, 2005.

(5)     Mr. Cameron’s total includes 21,800 shares owned of record by the Cameron, Murphy and Spangler, Inc. Amended and Restated Pension Trust dated April 1, 1984, of which he is the trustee.  Of the 21,800 shares, 20,000 shares are in the account of Mr. Cameron, 1,000 shares are in the account of Fiona Cameron, 400 shares are in the account of Lachlan Cameron and 400 shares are in the account of Gwen Jenkins.  Mr. Cameron’s total includes 30,000 shares subject to options that are exercisable within 60 days of March 4, 2005.  Mr. Cameron disclaims beneficial ownership of the 1,800 shares owned by the Cameron, Murphy and Spangler, Inc. Amended and Restated Pension Trust in the accounts of Fiona Cameron, Lachlan Cameron and Gwen Jenkins.

(6)     Mr. Pfeiffer’s total includes 8,866 shares owned of record by the Pfeiffer Revocable Living Trust dated February 15, 1994, of which he is a trustee.

(7)     Mr. Kuppinger’s total includes 9,900 shares owned of record by the Kuppinger Trust, of which he is a trustee and 30,000 shares subject to options that are exercisable within 60 days of March 4, 2005.

(8)     Dr. Allen’s total includes 10,000 shares subject to options that are exercisable within 60 days of March 4, 2005.

(9)     See notes (1) though (8).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain equity compensation plan information as of March 4, 2005:

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	171,896	$12.98	3,125,559

Equity compensation plans not approved by security holders	--	--	--

Total	171,896	$12.98	3,125,559

(1)     Each of our equity compensation plans has been approved by our stockholders.

AUDITORS

Subject to its discretion to appoint other auditors if it deems such action appropriate, the Audit Committee has appointed KPMG LLP as our auditors for the current fiscal year.  The Board of Directors has been advised that KPMG LLP is independent with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations.  Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

The Audit Committee, or a designated Audit Committee member, must pre-approve audit and non-audit services to be performed by the independent auditor, unless such services fall within the de minimus exception established by the SEC.  Pre-approval will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the independent auditor, provided (i) the policies and procedures are detailed as to the particular service, (ii) the Audit Committee is informed of each service provided and (iii) such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees Paid to Independent Auditor

The fees paid to KPMG LLP, the Company’s independent auditor, relating to 2004 and 2003 were as follows:

	2004	2003
Audit fees (1)(2)(3)	$646,627	$234,884

Audit-related fees	$0	$0
Tax fees (4)	101,140	81,933
All other fees	23,000	0
Total	$124,140	$81,933

(1)     Includes the aggregate fees billed by KPMG LLP for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q of $124,000 in 2004 and $108,000 in 2003.

(2)     The year 2004 includes the aggregate fees billed through January 31, 2005 by KPMG LLP for the audit-of internal controls, which totaled $421,876.

(3)     Includes the aggregate fees billed by KPMG LLP for audit-related services.  Audit-related services consisted of issuances of comfort letters to underwriters and review of registration statements in connection with the issuance of consents of $100,751 in 2004 and $126,884 in 2003.

(4)     Includes the aggregate fees billed by KPMG LLP for tax services.  Tax services consisted of tax return preparation and tax compliance.  Includes $25,725 and $20,600 paid in 2004 and 2003, respectively, by our subsidiary, Crest Net.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

In order for stockholder proposals otherwise satisfying the eligibility requirements of Commission Rule 14a-8 to be considered for inclusion in our Proxy Statement, they must be received by us at our principal office, 220 West Crest Street, Escondido, CA  92025 on or before November 22, 2005.

In addition, if a stockholder desires to bring business (including director nominations) before our 2006 Annual Meeting that is not the subject of a proposal timely submitted for inclusion in our Proxy Statement, written notice of such business, as currently prescribed in our Bylaws, must be received by our Secretary between December 5, 2005 and January 4, 2006.  For additional requirements, a stockholder may refer to our Bylaws, Article III, Section 12, “Nominations and Stockholder Business,” a copy of which may be obtained from the Company’s Secretary.  If we do not receive timely notice pursuant to our Bylaws, the proposal will be excluded from consideration at the meeting.

YOUR PROXY IS IMPORTANT

WHETHER YOU OWN FEW OR MANY SHARES

Please date, sign and mail the enclosed Proxy Card today.

APPENDIX A

ARTICLES OF AMENDMENT

OF

REALTY INCOME CORPORATION,

A MARYLAND CORPORATION

Articles of Amendment

Realty Income Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The charter of the Corporation is hereby amended by deleting Article VI, Section 6.1 in its entirety and inserting the following in lieu thereof:

“Section 6.1 Authorized Shares.  The Corporation has authority to issue 200,000,000 shares of Common Stock, $1.00 par value per share (“Common Stock”), and 20,000,000 shares of Preferred Stock, $1.00 par value per share (“Preferred Stock”).  The aggregate par value of all authorized shares of stock is $220,000,000.”

SECOND:  The amendments to the charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

THIRD:  Immediately prior to the above amendments, the Corporation had authority to issue 120,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, $1.00 par value per share, and 20,000,000 shares of Preferred Stock, $1.00 par value per share.  The aggregate par value of all authorized shares of all classes of stock having par value was $120,000,000.

FOURTH:  The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment is 220,000,000 shares of stock, consisting of 200,000,000 shares of Common Stock, $1.00 par value per share, and 20,000,000 shares of Preferred Stock, $1.00 par value per share.  The aggregate par value of all authorized shares of all classes of stock having par value is $220,000,000.

FIFTH:  The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by the undersigned officer, and attested to by its Secretary, on this ____ day of May, 2005.

ATTEST:	REALTY INCOME CORPORATION

	By:		(SEAL)
Michael R. Pfeiffer		Thomas A. Lewis
Secretary		Vice Chairman and
Chief Executive Officer

A-1

APPENDIX B

ARTICLES OF AMENDMENT

OF

REALTY INCOME CORPORATION,

A MARYLAND CORPORATION

Articles of Amendment

Realty Income Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The charter of the Corporation is hereby amended by deleting the last paragraph of Article V, Section 5.1 in its entirety.

SECOND:  The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

THIRD:  The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by the undersigned officer, and attested to by its Secretary, on this _____ day of May, 2005.

ATTEST:	REALTY INCOME CORPORATION

	By:		(SEAL)
Michael R. Pfeiffer		Thomas A. Lewis
Secretary		Vice Chairman and
Chief Executive Officer

B-1

YOUR VOTE IS IMPORTANT TO THE COMPANY WHETHER YOU OWN FEW OR MANY SHARES! Please complete, date and sign the attached proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 10, 2005

The undersigned hereby appoints Michael R. Pfeiffer and Gary M. Malino, or either of them as proxy for the undersigned, with full power of substitution in each of them, and hereby authorizes them to represent the undersigned and to vote all of the shares of Common Stock of Realty Income Corporation, that the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at 9:00 A.M. (local time) on May 10, 2005, at the Center for the Arts, 340 North Broadway, Escondido, California 92025, and any adjournment or postponement thereof, with all powers possessed by the undersigned if personally present at the meeting.

This proxy when properly executed will be voted as directed by the undersigned stockholder. If no such directions are given, this proxy will be voted (i) for the amendment to the charter to increase the number of shares of Common Stock that the Company has authority to issue from 100,000,000 to 200,000,000; (ii) for the amendment to the charter to declassify the Board of Directors; (iii) if the charter amendment to declassify the Board of Directors is approved, for the election of each of the seven (7) nominees for the Board of Directors listed on the reverse side, to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualify: (iv) and (v) if the charter amendment to declassify the Board of Directors is not approved, for the election of the two (2) nominees for the Board of Directors listed on the reverse side, to serve until the annual meeting of the stockholders to be held in 2008 and until their successors are duly elected and qualify and (vi) in the discretion of the proxyholder on any other matters that may properly come before the meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying the Notice, together with this Proxy.

REALTY INCOME CORPORATION
P.O. BOX 11147
NEW YORK, N.Y. 10203-0147

	YES	NO
Please indicate if you plan to attend this meeting	☐	☐

(CONTINUED, AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

☐	DETACH PROXY CARD HERE

	PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.		☒ Votes must be indicated (x) in Black or Blue ink.

		FOR	AGAINST	ABSTAIN
If Proposal 2 is Not Approved
Proposal 1.	Charter Amendment to Increase the Authorized Common Stock	☐	☐	☐	Proposal 4.			Election of one (1) Director to Serve Until the Annual Meeting of Stockholders to be Held in 2008 and Until His Successor is Duly Elected and Qualifies
Proposal 2.	Charter Amendment to Declassify the Board	☐	☐	☐	Nominee: Donald R. Cameron	FOR	☐	WITHHOLD	☐

If Proposal 2 is Not Approved
Proposal 3.	Election of Seven (7) Directors to Serve Until the Next Annual Meeting of Stockholders and Until Their Successors Are Duly Elected and Qualify				If Proposal 2 is Not Approved
					Proposal 5.			Election of one (1) Director to Serve Until the Annual Meeting of Stockholders to be Held in 2008 and Until His Successor is Duly Elected

Nominees:	01 - Kathleen R. Allen, 02 - Donald R. Cameron, 03 - William E. Clark, 04 - Roger P. Kuppinger, 05 - Thomas A. Lewis, 06 - Michael D. McKee, 07 - Willard H. Smith Jr.				and Qualifies
					Nominee: Willard H. Smith Jr.	FOR	☐	WITHHOLD	☐

FOR	☐ WITHHOLD	☐	For All	☐
ALL	as to All	Except			To change your address, please mark this box.				☐

To withhold authority to vote for any individual nominee strike a line through the nominee’s name.

SCAN LINE

Please date this proxy and sign it exactly as your name appears. When shares are held jointly, each holder must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

					Date	Share Owner sign here	Co-Owner sign here